As filed with the Securities and Exchange Commission on November 8, 2024

Registration No. 333-273624

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 11

TO

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TETE TECHNOLOGIES INC

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Technology & Telecommunication Acquisition Corporation

C3-2-23A, Jalan 1/152, Taman OUG Parklane

Off Jalan Kelang Lama

58200 Kuala Lumpur, Malaysia

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Attention: Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711
Telephone: 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Alex Weniger-Araujo, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000	Jenny Chen-Drake, Esq. The Law Offices of Jenny Chen-Drake 1441 New Highway 96 West, Suite 2, #123 Franklin, Tennessee 37064 Telephone: (310) 358-0880

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: ☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TETE Technologies Inc is filing this Amendment No. 11 to its Registration Statement on Form F-4 (File No. 333-273624) (the “Registration Statement”) as an exhibit-only filing to file certain exhibits as indicated in Part II of this Amendment No. 11. Accordingly, this Amendment No. 11 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The prospectus constituting Part I of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

PubCo’s Memorandum and Articles of Association provide that, subject to the provisions of the Cayman Islands laws, directors and officers, past and present, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of his or her own dishonesty, willful default or fraud, in or about the conduct of PubCo’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1#*	Amended and Restated Agreement and Plan of Merger, dated August 2, 2023 (included as Annex A-1 to this proxy statement/prospectus)
3.1*	TETE Amended and Restated Memorandum and Articles of Association (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K filed by TETE on June 13, 2024)
3.2*	Certificate of Incorporation of TETE TECHNOLOGIES INC
3.3*	Memorandum and Articles of Association of TETE TECHNOLOGIES INC
3.4*	Form of Amended and Restated Memorandum and Articles of Association of TETE TECHNOLOGIES INC (included as Annex B to this proxy statement/prospectus)
4.1*	Specimen TETE Unit Certificate (incorporated by reference to exhibit 4.1 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.2*	Specimen TETE Ordinary Share Certificate (incorporated by reference to exhibit 4.2 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.3*	Specimen TETE Warrant Certificate (incorporated by reference to exhibit 4.3 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
4.4*	Warrant Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 4.4 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
4.8*	Specimen of PubCo Ordinary Shares
5.1*	Opinion of Ogier (Cayman) LLP as to Validity of PubCo Ordinary Shares
8.1*	Tax Opinion of Loeb & Loeb LLP.
10.1*	Letter Agreement, dated January 14, 2022, among the Registrant and the Registrant’s Sponsor, Officers and Directors (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.2*	Investment Management Trust Account Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to exhibit 10.1 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.3*	Placement Unit Purchase Agreement, dated January 14, 2022, by and between TETE and the Sponsor (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by TETE on January 24, 2022)
10.4*	Registration Rights Agreement, dated January 14, 2022, among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders (incorporated by reference to exhibit 10.2 to the Current Report on Form 8-K filed by TETE on January 24, 2022)

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10.5*	Company Shareholder Support Agreement, dated October 19, 2022, by and among Technology & Telecommunication Acquisition Corporation, certain shareholders of Super Apps Holdings Sdn Bhd and Super Apps Holdings Sdn Bhd
10.6*	Parent Shareholder Support Agreement, dated October 19, 2022, by and between Super Apps Holdings Sdn Bhd, certain shareholders of Technology & Telecommunication Acquisition Corporation and Technology & Telecommunication Acquisition Corporation
10.7*	Form of Lock-Up Agreement (incorporated by reference to exhibit 10.3 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.8*	Form of Voting Agreement (incorporated by reference to exhibit 10.4 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.9*	Form of Employment Agreement between PubCo and PubCo’s executive officers (incorporated by reference to exhibit 10.5 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.10*	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to exhibit 10.6 to the Current Report on Form 8-K filed by TETE on October 19, 2022)
10.11*	Share Sale Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne
10.12*	Collaboration Agreement, dated October 19, 2022, by and between Super Apps and MyIsCo Sdn Bhd
10.13*	Joint Venture Agreement, dated October 19, 2022, by and between Super Apps and MobilityOne
10.14*	Software License Agreement by and between OneShop Retail and MobilityOne
10.15*	Third Party Acquirer e-Debit Scheme Agreement, dated March 10, 2008, by and between MobilityOne Sdn Bhd and Malaysian Electronic Payment System (1997) Sdn Bhd. (now known as MyDebit PayNet)*
10.16*	Processing Services Agreement, effective April 29, 2021, by and between MobilityOne Sdn Bhd and Mastercard Asia/Pacific Pte. Limited, a Singapore corporation*
10.17*	International Money Transfer Agreement, effective September 23, 2020, by and between OneTransfer Remittance Sdn Bhd and MoneyGram Payment Systems, Inc.*
10.18*	White Label Agreement, dated February 10, 2022, by and between MobilityOne Sdn Bhd and TFP Solutions Berhad*
10.19*	Amendment to the Investment Management Trust Agreement, dated June 7, 2024, by and between TETE and Continental Stock Transfer & Trust Company (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K filed by TETE on June 13, 2024).
14*	Form of Code of Ethics (incorporated by reference to exhibit 14 to the Registration Statement on Form S-1 filed by TETE on January 7, 2022)
23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm for TETE.
23.2*	Consent of MaloneBailey, LLP, independent registered public accounting firm for PubCo.
23.3	Consent of UHY Malaysia
23.4*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.5*	Consent of Loeb & Loeb LLP (included in Exhibit 8.1)
99.1*	Consent of Chow Wing Loke (PubCo’s director nominee)
99.2*	Consent of Alan Fung (PubCo’s director nominee)
99.3*	Consent of Virginia Jaqveline Cha (PubCo’s director nominee)
99.4*	Consent of Soon Chong Seng (PubCo’s director nominee)
99.5*	Consent of Loo See Yuen (PubCo’s director nominee)
107*	Calculation of Filing Fee Table

*	Previously filed.
#	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 22. Undertakings

A.	PubCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	PubCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cayman Islands, on the 8th day of November 2024.

TETE TECHNOLOGIES INC

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Sole Director (Principal executive officer, principal financial and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on November 8, 2024 in the capacities indicated.

Name	Title

/s/ Tek Che Ng	Sole Director
Tek Che Ng	(Principal executive officer, principal financial and principal accounting officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this Registration Statement on Form F-4 thereto in Newark, Delaware on November 8, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Partner

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